Exhibit 99.1

GWTI SIGNS NEW SRA AS PART OF THEIR PATENT AGREEMENT WITH UTA

ARLINGTON, Texas, August 13, 2024

Greenway Technologies, Inc. (OTC: GWTI), (“Greenway”), an advanced gas-to-liquids (“GTL”) and gas-to-hydrogen (“GTH”) technology development company, announces that it has signed a new Sponsored Research Agreement (SRA) with the University of Texas-Arlington (UTA) as part of their existing mutual patent agreement.

The agreement between Greenway and UTA, an SRA, outlines and defines specific tasks to be performed by UTA on behalf of Greenway. The agreement also upgrades GWTI’s patent rights for discoveries made under the SRA. UTA agrees to research Greenway’s GTL and GTH products and provide the research to Greenway, including all patent rights and other discoveries made due to the ongoing research. In addition to tasks to be performed, the SRA defines a specific time frame for work on each task and a particular expectation of completion unless the activity is continuous throughout the contract’s life. The contract also breaks out budgetary guidelines for each task for the contract term. Items include maintenance and operation of equipment in the Greer Lab at UTA and specific research projects leading to new features and improvements of Greenway’s current and future products. The SRA also provides ongoing consultation with Greenway employees and consultants, plus support interacting with clients. The contract is for a period of 1 year and expires June 1, 2025. Greenway signed a patent agreement with UTA in 2021, in which the SRA is a standard ongoing agreement that is redefined each year, spelling out the next year’s research programs. This ongoing agreement defines the patent rights for those patents created from work done under the SRA at UTA. Specifically, all patents become Greenway’s property, and all rights are assigned to Greenway based on this agreement. Together, the agreements provide a continuous flow of work that leads to new products and features and protects Greenway’s intellectual property rights for its stockholders.

Based in Arlington, Texas, the Company, through its wholly-owned subsidiary, Greenway Innovative Energy, Inc., is researching and developing proprietary GTL and GTH systems in association with The University of Texas at Arlington. These relatively small systems can be scaled to meet the natural gas supply wherever it is available. The Company’s patented technology has been integrated into its commercial G-Reformer® unit. This unit is the core of a system that can be used to make hydrogen (GTH) or, when combined with a Fischer-Tropsch unit, liquid fuels (GTL), including diesel fuel blend stock, with an associated variety of valuable long-chain hydrocarbon chemicals or methanol. In addition to a robust return on investment, the systems solve a critical problem by enabling conventional transportation of the liquid offtake or by creating hydrogen at the point of consumption. More specifically, GTL can convert stranded gas to a liquid that can be removed by truck or rail, eliminating the need for a pipeline where none exists. For GTH, hydrogen can be created at the point of use, removing the costly need to compress and transport centrally created hydrogen. Finally, the unit does this in either case with unequaled efficiency and no airborne carbon emissions.

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Notice Regarding Forward-Looking Statements:

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Such forward-looking statements include, among other things, the ongoing effects of the pandemic on delays and orders regarding Greenway’s proprietary gas-to-liquids system, potential business developments, and future interest in our clean fuel technologies.

Due to numerous factors, actual results could differ from those projected in any forward-looking statements. Such factors include, among others, general economic and political conditions, the continuation of the JV with the University of Texas at Arlington, and the ongoing impact of the pandemic. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that this news release’s beliefs, plans, expectations, and intentions are reasonable, there can be no assurance that such beliefs, plans, expectations, or intentions will prove accurate. Investors should consult all the information set forth herein and refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q, and other periodic reports filed from time to time with the Securities and Exchange Commission.

CONTACT:

Raymond Wright
Greenway Technologies, Inc.

raymond.wright@gwtechinc.com

For more information, visit GWTI’s website: www.gwtechinc.com

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